EXHIBIT 99.3

FORM OF LETTER
CEMTREX, INC.

Subscription Rights to Purchase Shares of Common Stock

Offered Pursuant to Subscription Rights Distributed to Holders of Common Stock and Series 1 Warrants of

Cemtrex, Inc.

November 21, 2018

To Our Clients:

Enclosed for your consideration is the Prospectus Supplement dated November 21, 2018 (and the “Instructions as to Use of Cemtrex, Inc. Subscription Rights Certificates”) relating to the rights offering by Cemtrex, Inc. (“Cemtrex,” “us,” “our” or “we”) of non-transferable subscription rights distributed to all holders of record of shares of Cemtrex’s common stock, par value $0.001 per share, and series 1 warrants, at 4:00 p.m., Eastern time, on November 20, 2018 (the “record date”). The rights are described in the Prospectus Supplement.

The subscription rights will expire, if not exercised prior to 5:00 p.m., Eastern time, on December 19, 2018, unless extended (the “Expiration Date”).

The basic subscription privilege gives our rights holders the opportunity to purchase one share of common stock (subject to proration) for every one share of our common stock and every ten warrants that they own on the record date, at a subscription price equal to the lesser of (i) $1.06 per share (the “Initial Price”) or (ii) 95% of the volume weighted average price of our common stock for the five trading day period through and including December 19, 2018 (the “Alternate Price”), rounded up to the nearest whole penny. We have granted to each holder of common stock of record as of the record date, one subscription right for every one share of our common stock owned by such holder at that time and we have granted to each holder of warrants owned of record as of the record date, one subscription right for every ten series 1 warrants owned by such holder at that time. For example, if you owned 1,000 shares of our common stock and 1,000 or our warrants as of 5:00 p.m., Eastern time, on the record date, you would receive 1,100 subscription rights (and in the case of holders of warrants, 100 subscription rights) and would have the right to purchase 1,100 shares at the subscription price with your basic subscription privilege plus you would also be entitled to an over-subscription privilege, in each case subject to proration. You may exercise the basic subscription privilege of any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise your basic subscription privilege in full, you will not be entitled to purchase any shares under your over-subscription privilege.

Because we may only raise up to $2,700,000 (the “Maximum Offering Amount”) in proceeds in this rights offering, the basic subscription privilege is subject to proration. Each subscriber will receive a number of shares per right equal to the product (disregarding fractions) obtained by multiplying the number of shares issuable by Cemtrex to ensure that the Maximum Offering Amount is not exceeded based on the subscription price (the “Maximum Available New Stock”) by a fraction of which the numerator is the number of shares subscribed for by that subscriber under the basic subscription privilege and the denominator is the aggregate number of shares subscribed for by all of the subscribers pursuant to the basic subscription privilege. Any fractional shares to which subscribers would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share. Cemtrex will not accept any subscriptions that are less than 100 shares. For example, assume that the subscription price is $1.06 per share and 3,000,000 rights are exercised during the course of the rights offering. The gross proceeds to Cemtrex, without proration, would equal $3,180,000, which is in excess of the Maximum Offering Amount. Accordingly, we would be required to prorate the subscriptions for each subscriber. If you exercised 1,000 rights subscribing for 1,000 shares, your subscription would be prorated and you would receive only 849 shares of common stock (1,000 shares multiplied by the quotient of $2,700,000, or the Maximum Offering Amount, divided by $3,180,000) and would be refunded any additional money, without interest.

The over-subscription privilege provides each rights holder that fully exercises all of such holder’s basic subscription privilege the opportunity to purchase the shares that are not purchased by other rights holders (the “Remaining New Stock”). If you fully exercise your basic subscription privilege, the over-subscription privilege entitles you to subscribe for additional shares unclaimed by other holders of subscription rights in the rights offering at the same subscription price per share. If an insufficient number of shares is available to fully satisfy all over-subscription privilege requests, we will allocate the available shares pro-rata among those stockholders exercising their over-subscription privilege based on the number of available shares such that each subscriber would receive such number of shares equal to the product (disregarding fractions) obtained by multiplying the number of shares of Remaining New Stock by a fraction of which the numerator is the number of shares subscribed for by that participant under the over-subscription privilege and the denominator is the aggregate number of shares of Remaining New Stock subscribed for by all participants under the over-subscription privilege. Any fractional shares to which persons exercising their over-subscription privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share. The subscription agent will notify subscription rights holders of the number of shares, if any, allocated to each holder exercising the over-subscription privilege as promptly as may be practicable after the allocations are completed.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the subscription period.

There may not be sufficient shares available to purchase the number of shares issuable upon the exercise of basic subscription privileges or over-subscription privileges. Cemtrex will only honor over-subscription privileges to the extent sufficient unsubscribed shares are available following the exercise of subscription rights under the basic subscription privilege. Cemtrex will not issue more than $2,700,000 worth of shares at the subscription price per share.

To the extent the aggregate subscription available to you pursuant to the subscription privileges is less than the amount you actually paid in connection with the exercise of the subscription privileges, you will be allocated only the number of unsubscribed shares available to you promptly after the expiration of the rights offering.

To the extent the amount you actually paid in connection with the exercise of the subscription privileges is less than the aggregate subscription price of the maximum number of shares available to you, you will be allocated the number of shares for which you actually paid in connection with the privilege.

The number of shares subscribed is further subject to reduction as a result of tax attribute considerations as described in the prospectus supplement.

Each rights holder will be required to submit payment in full for all the shares it wishes to buy. Payment must be made assuming the subscription price of $1.06 per share. Any excess subscription payments received by the subscription agent as a result of the subscription price decreasing will be put towards the purchase of additional shares in the rights offering unless the rights holder makes an election in the rights certificate to have the excess subscription payment returned in cash. Accordingly, the number of shares you receive may be greater than the number of shares that you subscribed for.

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Cemtrex will not be required to issue shares to you if the subscription agent does not receive your payment prior to the Expiration Date, regardless of when you send the subscription payment and related documents, unless you send the documents in compliance with the guaranteed delivery procedures described below. Cemtrex may extend the rights offering by giving oral or written notice to the subscription agent on or before the Expiration Date. If Cemtrex elects to extend the rights offering, it will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced Expiration Date.

The rights will be evidenced by non-transferable rights certificates, which will cease to have value at the Expiration Date.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK AND/OR WARRANTS CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF SUBSCRIPTION RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed prospectus supplement. However, we urge you to read the document carefully before instructing us to exercise your subscription rights.

If you wish to have us, on your behalf, exercise the subscription rights for any shares to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise subscription rights on your behalf in accordance with the provisions of the rights offering. The rights offering will expire at the Expiration Date. Once you have exercised the basic subscription privilege or the over-subscription privilege, such exercise may not be revoked.

Additional copies of the enclosed materials may be obtained from Okapi Partners LLLC, the information agent for the Rights Offering. Any questions or requests for assistance concerning the rights offering should be directed to Okapi Partners LLC, at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or by email at info@okapipartners.com.

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